UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 14, 2008

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive, One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 14, 2008, Sealy Mattress Company (the “Borrower”), Sealy Canada LTD./LTEE (the “Canadian Borrower”), Sealy Mattress Corporation (“Holdings”) and Sealy Corporation (“Parent”) entered into an amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement dated as of August 25, 2006 (as previously amended, the “Credit Agreement”) among the Borrower, the Canadian Borrower, Holdings, Parent and certain subsidiaries of Borrower, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amendment revises the Credit Agreement, among other modifications, to reflect: (i) an increase in the interest rate margin applicable to loans under the Credit Agreement to 3.75%, in the case of base rate loans, and 4.50%, in the case of Eurodollar loans; (ii) an increase in the maximum permitted ratio of total debt to EBITDA (“leverage ratio”) to 5.85x for any fiscal quarter ending after the date of the Amendment and prior to November 15, 2009, 5.50x for any fiscal quarter ending after November 15, 2009 and prior to June 15, 2010 and 4.00x for any fiscal quarter ending after June 15, 2010; (iii) a decrease in the minimum permitted ratio of EBITDA to interest expense to 2.00x for any fiscal quarter ending after the date of the Amendment and prior to February 15, 2010, 2.15x for any fiscal quarter ending after February 15, 2010 and prior to June 15, 2010 and 2.75x for any fiscal quarter ending after June 15, 2010; (iv) a decrease in the maximum permitted amount of capital expenditures to $35 million for the 2009 fiscal year and $40 million for each of the 2010 and 2011 fiscal years; (v) an increase in the percentage of excess cash flow that is required to be used to prepay the loans under the Credit Agreement beginning with the 2009 fiscal year to 75% if the leverage ratio is greater than 4.00x and 50% if the leverage ratio is less than or equal to 4.00x; and (vi) a revision to the definition of “Consolidated Total Debt” removing the ability to reduce the amount of debt used in the calculation of the leverage ratio by the amount of cash on hand.

In connection with the amendment, the Borrower paid to each consenting lender a fee equal to 0.75% of the outstanding loans and commitments held by such lender.

A copy of the Amendment is attached to this report as Exhibit 99.1 and is incorporated herein by reference as though it were fully set forth herein. The description above is a summary of the Amendment and is qualified in its entirety by the complete text of the Amendment itself.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1     Form of Second Amendment dated as of November 14, 2008 among Sealy Mattress Company, Sealy Canada LTD./LTEE, Sealy Mattress Corporation, Sealy Corporation, certain subsidiaries of Sealy Mattress Company, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the required lenders listed on the signature pages thereto, to the Third Amended and Restated Credit Agreement dated as of August 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION

Date: November 17, 2008		/s/ Jeffrey C. Ackerman

	By:	Jeffrey C. Ackerman
	Its:	Executive Vice President and Chief Financial Officer